EXHIBIT 11
                                                                      ----------

         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

         THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON DECEMBER 1, 2016 (the "EXPIRATION DATE").

No. 2006-[__]


                          VERTICAL COMMUNICATIONS, INC.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

         FOR VALUE RECEIVED, [WARRANTHOLDER] ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant To Purchase Shares of Common Stock (the "Warrant"), from Vertical Communications, Inc., a Delaware corporation ("Company"), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an initial exercise price per share equal to fifty-eight cents ($0.58) (such price and such other price as shall result, from time to time, from the adjustments specified in Section 8 hereof is herein referred to as the "Warrant Price"), [NUMBER OF] (such number and such other number as shall result, from time to time, from the adjustments specified in Section 8 hereof is herein referred to as the "Warrant Shares") of Common Stock (as defined below). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. As used herein, "Common Stock" means the common stock, $0.01 par value per share, of the Company, and any capital stock of any class of the Company hereafter authorized that shall not be entitled to a fixed sum in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. This Warrant is one of the several warrants (collectively, the "December 2006 Warrants") evidencing the right to purchase shares of Common Stock issued pursuant to that certain Amended and Restated Securities Purchase Agreement dated as of December 1, 2006 by and among the Company, the Warrantholder and the other parties thereto (as such agreement is amended and/or restated and in effect from time to time, the "2006 Purchase Agreement").

1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act"), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

3.       Exercise of Warrant.
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                               Warrant -- Page 2

         (a) Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds (or by cash-less exercise as provided in Section 17) for the Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof). The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity reasonably satisfactory to the Company), the Warrant Price shall have been paid, the completed Exercise Agreement shall have been delivered and, in the case of any transfer of Warrant Shares effected at the time of such exercise, an appropriately executed stock power and a certificate containing such reasonable and appropriate customary representations as may be reasonably requested by the Company shall have been delivered to the Company. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or, subject to compliance with applicable law, such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

         (b) Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Sections 5.2, 5.3 and 5.4 of the 2006 Purchase Agreement are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

4. Compliance with the Securities Act. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The holder shall be responsible for income and gift taxes due under federal, state or other law, if any such tax is due.

6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated

                               Warrant -- Page 3

         Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

7. Reservation of Common Stock. The Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this
         Section 7, out of the authorized and unissued Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by the Warrant in compliance with its terms. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares upon payment in full of the Warrant Price therefor in accordance with the terms of this Warrant (or by cash-less exercise as provided below), duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

8. Adjustments to Warrant Price and Warrant Shares. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

         (a) In the event the Company shall at any time after the Original Issue Date (as defined below) issue Additional Shares of Common Stock (defined below) (including Additional Shares of Common Stock deemed to be issued), without consideration or for a consideration per share less than the applicable Warrant Price in effect immediately prior to such issuance, then the Warrant Price shall be reduced, concurrently with such issuance, to the consideration per share received by the Company for such issuance or deemed issuance of the Additional Shares of Common Stock; provided that, if such issuance or deemed issuance was without consideration, then the Company shall be deemed to have received an aggregate of $0.01 of consideration for all such Additional Shares of Common Stock issued or deemed to be issued. Notwithstanding anything to the contrary set forth in this Warrant, if the Company shall issue any Options and/or Convertible Securities, or otherwise agrees to issue any Options and/or Convertible Securities, then the Company shall be deemed to have issued Additional Shares of Common Stock and the applicable provisions of this Section 8 shall apply to such issuance or deemed issuance.

         (b) Determination of Consideration. For purposes of this Section 8, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (i)      Cash and Property: Such consideration shall:

                           (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

                           (2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                           (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for

                               Warrant -- Page 4

                                    consideration which covers both, be the
                                    proportion of such consideration so
                                    received, computed as provided in clauses
                                    (A) and (B) above, as determined in good faith by the Board of Directors.

                  (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued, relating to Options and Convertible Securities, shall be determined by dividing:

                           (1) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                           (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options and Convertible Securities and the conversion or exchange of such Convertible Securities.

         (c) Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Warrant Price pursuant to the terms of Section 8(a) above, and such issuance dates occur within a period of no more than 30 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Warrant Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

         (d) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Warrant Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable upon exercise of the Warrant shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Warrant Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable upon exercise of the Warrant shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section 8(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                               Warrant -- Page 5

         (e) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Warrant Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

                  provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price shall be adjusted pursuant to this Section 8(e) as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the Warrantholder simultaneously receives a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as the Warrantholder would have received if the Warrant had been exercised on the date of such event.

         (f) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, then and in each such event the Warrantholder shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as the Warrantholder would have received if the Warrant had been exercised on the date of such event.

         (g) Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 8(d), 5(e) or 5(f), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, this Warrant shall thereafter be exercisable in lieu of the Common Stock into which it was exercisable prior to such event into the kind and amount of securities, cash or other property which a holder of shares of Common Stock of the Company immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 8, to the end that the provisions set forth in

                               Warrant -- Page 6

                  this Section 8 (including provisions with respect to changes in and other adjustments of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof..

         (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Warrant Price pursuant to this Section 8, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Warrantholder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Warrant is exercisable) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Warrantholder (but in any event not later than 10 days thereafter), furnish or cause to be furnished to the Warrantholder a certificate setting forth (i) the Warrant Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

         (i)      Notice of Record Date. In the event:

                  (i) the Company shall take a record of the holders of its Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

                  (ii) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, or any liquidation of the Company; or

                  (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

                  then, and in each such case, the Company will send or cause to be sent to the Warrantholder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Common Stock. Such notice shall be sent at least 20 days prior to the record date or effective date for the event specified in such notice. Any notice required by the provisions hereof to be given to the Warrantholder shall be deemed sent to the Warrantholder if deposited in the United States mail, postage prepaid, and addressed to the Warrantholder at his, her or its address appearing on the books of the Company.

         (j)      The following terms shall have the following meanings:

                               Warrant -- Page 7

         (i) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to the terms of this Section 8, deemed to be issued) by the Company after the Original Issue Date, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities:

                  (1) shares of Common Stock, Options or Convertible Securities issued or deemed issued as a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by this Section 8;

                  (2) up to an aggregate of 24,584,167 shares of Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combinations or other similar recapitalization affecting such shares), including Options therefor, authorized under the Company's various stock option plans in effect as of the Original Issue Date, of which no shares of Common Stock have been issued as restricted stock as of the Original Issue Date or are issuable upon the exercise of Options outstanding as of the Original Issue Date and 24,584,167 shares of Common Stock are issuable to employees, consultants or directors pursuant to stock option, stock grant, stock purchase or similar plans or arrangements approved by the Board of Directors or a committee thereof;

                  (3) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; and

                  (4) the issuance of the Warrants contemplated in that certain Credit Agreement dated as of October 18, 2006, by and among the Company, Vertical Communications Acquisition Corp., a Delaware corporation, Columbia Partners, L.L.C. Investment Management, and National Elevator Industry Pension Fund and the shares of Common Stock issued or issuable upon the exercise thereof.

         (ii) "Convertible Securities" shall mean any evidences of indebtedness, shares of capital stock or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

         (iii) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock or Convertible Securities.

         (iv)     "Original Issue Date" shall mean December 1, 2006.

9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be delivered upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising holder of this Warrant an amount in cash equal to the current Market Price of such fractional share of Common Stock.

                               Warrant -- Page 8

10. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

11. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price or the number of Warrant Shares, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

12. Identity of Transfer Agent. The Transfer Agent for the Common Stock is ComputerShare Investor Services. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

13. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery,
         (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed as follows: (i) if to the Warrantholder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days' advance written notice to the other:

                  If to the Company:

                                     Vertical Communications, Inc.
                                     One Memorial Drive, 10th Floor
                                     Cambridge, Massachusetts 02142
                                     Attn:    President
                                     Fax:     (617) 354-3564

                  With a copy to:

                                     Andrews Kurth LLP
                                     1717 Main Street, Suite 3700
                                     Dallas, Texas  75201
                                     Attn:    Victor B. Zanetti
                                     Fax:     (214) 659-4401

14. Registration Rights. The initial holder of this Warrant may be entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the 2006 Purchase Agreement, and any subsequent holder hereof may be entitled to such rights.

                               Warrant -- Page 9

15. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

16. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York.

17. Net Issue Election. Notwithstanding any other provision contained herein to the contrary, if the Warrant Shares may not be freely sold to the public for any reason (including, but not limited to, the failure of the Company to have effected the registration of the Warrant Shares or to have a current prospectus available for delivery or otherwise, but excluding the inability of the Warrantholder to sell the Warrant Shares due to market conditions), the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Appendix B duly executed, at the office of the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

         X = Y (A - B)
                  A

         where

                  X = the number of Warrant Shares which the Warrantholder has then requested be issued to the Warrantholder;

                  Y = the total number of Warrant Shares which the Warrantholder has surrendered at such time for cash-less exercise (including both shares to be issued to the Warrantholder and shares to be canceled as payment therefor);

                  A =   the Market Price of a share of Common Stock; and

                  B = the Warrant Price in effect under this Warrant at the time the net issue election is made.

18. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

19. Amendment; Waiver. Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the single holder of at least thirty percent (30%) of the aggregate shares of Common Stock issuable upon exercise of all of the December 2006 Warrants.

20. Section Headings. The section heading in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

21. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in

                               Warrant -- Page 10

         the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder set forth herein. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.




                  [Remainder of Page Intentionally Left Blank]

                            Signature Page to Warrant


         IN WITNESS WHEREOF, Vertical Communications, Inc. has caused this Warrant to be duly executed, as of the __ day of ____________, 2006.

                                       VERTICAL COMMUNICATIONS, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                   APPENDIX A

                              WARRANT EXERCISE FORM

To:      Vertical Communications, Inc.

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:


                  ------------------------------------

                  ------------------------------------
                  Address

                  ------------------------------------

                  ------------------------------------
                  Federal Tax ID or Social Security No.


and delivered by  [ ] certified mail to the above address, or
                  [ ] electronically (provide DWAC Instructions:           ), or
                                                                -----------
                  [ ] other (specify:                                         ).
                                     -----------------------------------------

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

         By exercising the rights represented by this Warrant, the undersigned hereby certifies that, as of the date of exercise of this Warrant, the representations and warranties contained in Sections 5.2, 5.3 and 5.4 of the 2006 Purchase Agreement are true and correct in all material respects with respect to the undersigned.

Dated:                     ,                  Signature:
        -------------------  -------

                                            ------------------------------------
Note: The signature must correspond with    Name (please print)
the name of the registered holder as
written on the first page of the Warrant    ------------------------------------
in every particular, without alteration
or enlargement or any change whatever,      ------------------------------------
unless the Warrant has been assigned.       Address

                                            ------------------------------------
                                            Federal Identification or
                                            Social Security No.

                                            Assignee:

                                            ------------------------------------

                                   APPENDIX B

                            NET ISSUE ELECTION NOTICE


To:      Vertical Communications, Inc.

Date:
         -----------------------------------


         The undersigned hereby elects under Section 17 of this Warrant to surrender the right to purchase __________ shares of Common Stock pursuant to this Warrant and hereby requests the issuance of __________ shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.


                  ------------------------------------
                  Signature

                  ------------------------------------
                  Name for Registration

                  ------------------------------------
                  Mailing Address